                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               ---------------------------------------------------
                            DURING THE PAST 60 DAYS
                            -----------------------


Settlement                   For the                Price per
   Date          By       Account of    Quantity     Share    Type of Trade    Broker
======================================================================================
11/18/97        Partners   BVF            148,000     $4.5000   Purchase        OPCO
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11/18/97        Partners   ILL10           15,000     $4.5000   Purchase        OPCO
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11/18/97        Partners   PAL             18,000     $4.5000   Purchase        OPCO
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11/18/97        Partners   ZPG             11,000     $4.5000   Purchase        OPCO
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11/18/97        Partners   BVF Ltd.       108,000     $4.5000   Purchase        OPCO
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12/04/97        Partners   BVF              1,600     $3.8750   Purchase        INET
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12/23/97        Partners   BVF             41,000     $3.3750   Purchase        GROW
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12/23/97        Partners   ILL10            7,000     $3.3750   Purchase        GROW
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12/23/97        Partners   PAL              4,000     $3.3750   Purchase        GROW
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12/23/97        Partners   ZPG              3,000     $3.3750   Purchase        GROW
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12/23/97        Partners   BVF LTD.        23,000     $3.3750   Purchase        GROW
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

OPCO            =          Oppenheimer & Co., Inc.
INET            =          Instinet
GROW            =          Pacific Growth, Inc.